UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

MVP REIT II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-205893	47-3945882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (858) 369-7959

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On March 7, 2016, MVP REIT II, Inc., a Maryland corporation (“MVP”), along with MVP REIT, Inc. entered into a purchase agreement to sell real property located at 41 10th Street North located in Minneapolis, Minnesota (the “10th Street Lot”). The Agreement allowed the purchaser to terminate the purchase agreement at any time within 30 days of the execution of the agreement.  On March 21, 2016, the Company received notice that the purchaser has terminated the Agreement. The Company anticipates it will continue to market the 10th Street Lot for sale for development purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2016

MVP REIT II, INC.

By: __/s/ Tracee Gress_______________

Tracee Gress

Chief Financial Officer